Exhibit 1.01

NXP Semiconductors N.V.

Conflict Minerals Report

For the reporting period from January 1, 2016 to December 31, 2016

This Conflict Minerals Report (the “Report”) of NXP Semiconductors N.V. has been prepared under Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2016 to December 31, 2016. NXP Semiconductors N.V. refers to the operations of NXP Semiconductors N.V. and its subsidiaries and may be referred to as the “Company,” “NXP,” “we,” “us” or “our,” as the context requires. The content of any website referred to in this Report is included for general information only and is not incorporated by reference into this Report. This Report has not been subject to an independent private sector audit.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which specified minerals are necessary to the functionality or production of those products. The specified minerals are columbite-tantalite (coltan), cassiterite, wolframite, tantalum, tin, tungsten and gold, which we collectively refer to in this Report as “Covered Minerals”. For the purposes of this Report, we refer to the Democratic Republic of the Congo and any adjoining country that shares an internationally recognized border with the Democratic Republic of the Congo as the “DRC Region”.

Certain matters discussed in this Report include forward-looking statements. These forward-looking statements are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed in the forward-looking statements. We undertake no obligation to update any information contained in this Report.

NXP has determined that Covered Minerals are necessary to the functionality or production of products that it manufactures or contracts to manufacture.

Description of NXP’s Products Covered by this Report

This Report relates to products: (i) for which Covered Minerals are necessary to the functionality or production; (ii) that were manufactured or contracted to be manufactured by NXP; and (iii) for which the manufacture was completed during calendar year 2016 (collectively, the “Covered Products”).

NXP designs and manufactures semiconductor product solutions that make life easier, safer, and more connected. Our products are incorporated into a wide range of our customers’ end-market applications including automotive, identification, wireless infrastructure, lighting, industrial, mobile, consumer, computing and software solutions for mobile phones. We also provide innovation tools to our customers to aid in the design and evaluation of our semiconductor products.

NXP’s Due Diligence Process

As required under the Rule, for the reporting period from January 1 to December 31, 2016, NXP has taken the measures described in this Report to exercise due diligence on the source and chain of custody of Covered Minerals necessary to the functionality or production of the Covered Products. NXP’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), as it relates to our position as a “downstream” purchaser.

Step 1: Establish Strong Company Management Systems

NXP believes taking responsibility for its impact on the world is crucial to the company’s success, for its ability to deliver value to stakeholders, and for protecting the environment for future generations. We have established goals for corporate governance, people practices, product development, manufacturing, environment, and community responsibility. NXP standards on social responsibility have been deployed through extensive training programs and in 2010 we adopted a conflict-free sourcing policy. The latest version of our conflict-free sourcing policy can be found on our company website at http://www.nxp.com/assets/documents/data/en/supporting-information/NXP-STATEMENT-CONFLICT-MINERALS.pdf.

NXP has also adopted a Supplier Code of Conduct which is available at http://www.nxp.com/about/about-nxp/corporate-responsibility/ethics/supplier-engagement:SUPPLIER-RESPONSIBILITY. Among other things, the Supplier Code of Conduct communicates NXP’s expectations to its suppliers with respect to responsible sourcing of Covered Minerals. Suppliers are expected to have a policy to reasonably assure that the minerals in the products they manufacture do not directly or indirectly finance or benefit armed groups that are perpetrators of serious human rights abuses around the world. Key areas of concern include the Democratic Republic of Congo and adjoining countries, and other high-risk regions for the extraction or transit of raw materials.

Suppliers shall exercise due diligence on the source and chain of custody of these minerals and make their policies and due diligence measures available to NXP upon NXP’s request. In addition, suppliers shall submit CMRTs to NXP upon NXP’s request.

An NXP internal team from the procurement and quality organizations led its Covered Minerals supply chain due diligence efforts. NXP’s Senior Vice President of Global Quality oversaw the activities of this internal team.

Step 2: Identify and Assess Risks in the Supply Chain

NXP’s supply chain is complex and, in most cases, there are many third parties in the supply chain between NXP’s ultimate manufacture of the Covered Products and the original sources of Covered Minerals. NXP requires its suppliers to identify the smelters and refiners of Covered Minerals in their supply chain. In most cases, our suppliers reported this information using the broadly adopted conflict minerals reporting template developed by Conflict-Free Sourcing Initiative (“CFSI”), a multi-industry initiative consisting of over 350 companies and industry associations. Due to the complexity of our supply chain, we rely on our suppliers for the accuracy and completeness of this information. In most cases, our suppliers submitted a consolidated smelter and refiner report for all of their products and materials, not just products and materials provided to NXP.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Our procurement organization has implemented escalation procedures for suppliers who (i) provide products that incorporate Covered Minerals from smelters or refiners that do not comply with a third-party audit program or (ii) have not provided details on the sourcing of Covered Minerals in their supply chain. Under these procedures, our procurement organization will develop a list of corrective actions including a timeline for compliance and a decision to continue or temporarily suspend trade with the supplier during the corrective action period. Suppliers who do not make satisfactory progress addressing the identified corrective actions are reported to NXP’s chief procurement officer.

NXP’s due diligence measures with respect to identified smelters and refiners were primarily based on multi-industry due diligence initiatives to evaluate the procurement practices of the smelters and refiners that process and provide Covered Minerals to our supply chain.

Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

We believe that engagement and active cooperation with other industry members with whom we share suppliers can assist in the identification of risks in NXP’s supply chain by facilitating identification of smelters and refiners and assessment of their due diligence practices.

NXP became a member of the Electronic Industry Citizenship Coalition (EICC) in 2014, which promotes responsible sourcing of minerals, among other important social responsibility initiatives.

NXP is also a member of the Conflict-Free Sourcing Initiative (CFSI) where we regularly collaborate with other industry members on complementary programs and initiatives. In 2016, NXP was an active participant in CFSI’s Conflict Free

Smelter Program (“CFSP”), an independent third-party audit program developed according to global standards (including the OECD Guidance) to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials. In 2016, NXP contributed $15,000 USD to the CFSP Audit Fund to boost the ability of new smelters and refiners to enter the program. NXP is also a member of the Responsible Raw Materials Initiative (RRMI), a working group co-sponsored by the EICC and CFSI that seeks to advance initiatives to drive meaningful improvement in the mining sector.

In 2016, NXP joined the European Partnership for Responsible Minerals (EPRM) as a strategic partner. The EPRM is a multi-stakeholder partnership in which governments, NGOs, and the private sector work together to support the socially responsible extraction of minerals, especially in conflict zones and other high risk-areas. The EPRM will serve as a knowledge platform where organizations can share knowledge on due diligence and support activities to improve the conditions in the mining areas.

Step 5: Report Annually on Supply Chain Due Diligence

This Report is publicly available at http://www.nxp.com/about/about-nxp/corporate-responsibility/ethics/conflict-minerals:CONFLICT-MINERALS.

Results of NXP Due Diligence Measures

For the reporting period from January 1 to December 31, 2016, based upon an internal assessment and information provided by our suppliers, NXP identified 104 suppliers who provided materials likely to incorporate Covered Minerals necessary to the functionality of the Covered Products (the “Covered Minerals Suppliers”). 101 of these suppliers provide materials that are incorporated into our Semiconductor Products. Semiconductor Products include all semiconductor devices sold to our customers for incorporation into end-market applications. We received valid responses from all 101 Covered Minerals Suppliers that supply materials to our Semiconductor Products. Three suppliers who only provided materials incorporated into certain Innovation Tool products did not provide a valid reply to our request to identify the smelters and refiners of Covered Minerals in their supply chain. Innovation Tools include hardware products designed for customer evaluations or research and development and represent an immaterial amount of NXP product revenues. Innovation Tools are not intended to be incorporated into our customers’ products. NXP has engaged these non-responsive Innovation Tool suppliers under the escalation procedures described in Step 3 above.

This Report reflects 101 valid responses from NXP Covered Minerals Suppliers. These 101 suppliers represent 99.9% of the amount NXP paid to all Covered Minerals Suppliers (including non-responsive Innovation Tool suppliers) in 2016.

Based on the information provided by our suppliers and information otherwise obtained through the due diligence process, NXP has reasonably determined that the facilities that may have been used to process NXP’s Covered Minerals in 2016 include the smelters and refiners (SORs) listed in Annex I.

Based on information received through the CFSP or equivalent independent third-party audit programs as of January 27, 2017, and information otherwise obtained through our research, NXP has reason to believe the countries of origin for the Covered Minerals contained in the materials received by our Covered Minerals Suppliers include the countries listed in Annex II.

We identified 210 SORs for the Covered Minerals in our supply chain. These 210 SORs were compliant with a third-party audit program (Validated). This data includes a smelter reported by one of our suppliers that was no longer engaged in smelting operations as of December 16, 2016, according to CFSI. This smelter was previously certified by CFSI and is included in the data below. Among these 210 SORs, 37 were reported as sourcing Covered Minerals from the DRC Region; all 37 were compliant with the CFSP assessment protocols.

Smelter or Refiner (SOR) Certification Status

	2014	2015	2016
Validated	121	162	210
Active	25	9	0
Not Validated	5	2	0

Total	151	173	210

Risk Analysis: Smelter or Refiner Certification Status & Mineral Sourcing Location

	2016					2015
	SOR Mineral Sourcing Locations					SOR Mineral Sourcing Locations
	DRC Region Mine	Non-DRC Region Mine or Recycled	Mine Region Not Disclosed	Total		DRC Region Mine	Non-DRC Region Mine or Recycled	Mine Region Not Disclosed	Total
Validated*	37	105	68	210	Validated	30	84	48	162
Active*	—	—	—	—	Active	—	4	5	9
Not Validated	—	—	—	—	Not Validated	—	—	2	2

Total	37	105	68	210	Total	30	88	55	173

*	CFSI SOR Status as of January 27, 2017

NXP identified zero high-risk SORs that were neither currently compliant nor in the process of becoming compliant with a third-party audit program. We identified 68 medium-risk SORs (validated with unknown sourcing region) and 142 SORs were considered low-risk (validated with sourcing location confirmed).

Additional Measures

NXP intends to continue taking the following steps this year to improve its due diligence measures and to further mitigate the risk that NXP’s use of Covered Minerals might finance or benefit armed groups:

•	Update the list of products and Covered Minerals Suppliers to be included in NXP’s due diligence process for the 2017 reporting year;

•	Re-engage each Covered Minerals Supplier to obtain current and accurate information about the supplier’s supply chain of Covered Minerals;

•	Execute NXP’s escalation procedure with each Covered Minerals Supplier that (i) is non-responsive to requests for information or (ii) does not have systems in place to ensure sourcing of materials that comply with a third-party audit program;

•	Assist suppliers in due diligence activities or education; and

•	Participate in industry initiatives encouraging “conflict-free” supply chains and identifying “conflict-free” smelters and refiners, including initiatives to add cobalt and other minerals to the scope.

Annex I – Smelters and Refiners

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Asahi Pretec Corp.	JAPAN

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Aurubis AG	GERMANY

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	Chimet S.p.A.	ITALY

Gold	DODUCO GmbH	GERMANY

Gold	Dowa	JAPAN

Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)

Gold	Materion	UNITED STATES OF AMERICA

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	PAMP S.A.	SWITZERLAND

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox S.A.	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Republic Metals Corporation	UNITED STATES OF AMERICA

Gold	Royal Canadian Mint	CANADA

Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)

Gold	Schone Edelmetaal B.V.	NETHERLANDS

Gold	SEMPSA Joyería Platería S.A.	SPAIN

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	T.C.A S.p.A	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Torecom	KOREA (REPUBLIC OF)

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Valcambi S.A.	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	Duoluoshan	CHINA

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	H.C. Starck Surface Technology and Ceramic Powders GmbH	GERMANY

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineração Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	NPM Silmet AS	ESTONIA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	Telex Metals	UNITED STATES OF AMERICA

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA

Tin	Alpha	UNITED STATES OF AMERICA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Gita Pesona	INDONESIA

Tin	CV Serumpun Sebalai	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Dowa	JAPAN

Tin	Elmet S.L.U.	SPAIN

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Fenix Metals	POLAND

Tin	Gejiu Jinye Mineral Company	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	Metallo-Chimique N.V.	BELGIUM

Tin	Mineração Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT Cipta Persada Mulia	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	PT Wahana Perkit Jaya	INDONESIA

Tin	Resind Indústria e Comércio Ltda.	BRAZIL

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	Soft Metais Ltda.	BRAZIL

Tin	Thaisarco	THAILAND

Tin	VQB Mineral and Trading Group JSC	VIET NAM

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tin	Yunnan Tin Company Limited	CHINA

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tungsten	H.C. Starck Tungsten GmbH	GERMANY

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Annex II – Country of Origin for Covered Minerals

Countries of Origin

Australia	France	Mexico	Russia

Austria	Guatemala	Mongolia	Rwanda

Brazil	Guinea	Mozambique	Sierra Leone

Burundi	Guyana	Myanmar	Spain

Cambodia	Honduras	Namibia	Thailand

Canada	India	Nicaragua	Uganda

Chile	Indonesia	Nigeria	United States of America

China	Japan	Panama	Uzbekistan

Colombia	Laos	Peru	Vietnam

Ecuador	Madagascar	Plurinational State of Bolivia	Zimbabwe

Ethiopia	Malaysia	Portugal	The Democratic Republic of Congo